Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

LUCENS CAPITAL ACQUISITION CORP I

Purpose

The purposes of the Audit Committee (the “Audit Committee”) of the Board of Directors (“Board”) of Lucens Capital Acquisition Corp I (“Company”) are to assist the Board in monitoring: (1) the integrity of the annual, quarterly, and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and its system of internal controls and independent auditor, (4) the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us; (5) the compliance by the Company with legal and regulatory requirements; and (6) such other matters as are assigned to the Committee by the Board pursuant to this Charter or as mandated under applicable laws, rules and regulations (including the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”)) as well as listing standards of The New York Stock Exchange (together, the “Applicable Requirements”). The Audit Committee also shall review and approve all related-party transactions.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”) and other Applicable Requirements. These are the responsibilities of management and the Company’s independent auditor.

The Audit Committee shall prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members of the Board, absent a temporary vacancy. The Audit Committee members shall meet the “Audit Committee Requirements” of The New York Stock Exchange and the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission.

Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. A person who satisfies the definition of audit committee financial expert set out in Item 407(d)(5) of Regulation S-K shall be presumed to satisfy such requirement. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be removed or replaced by the Board; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three members, then the Board must, based upon the recommendation of a majority of the independent directors of the Board, at the same time appoint enough additional members to the Committee so that the Committee will have at least three qualified members. The Committee’s chairperson shall be designated by the Board on the recommendation of a majority of the independent directors of the Board or, if not so designated, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee. If present, he or she shall preside at each meeting of the Audit Committee. He or she shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him or her by the Audit Committee or the Board of Directors.

Meetings and Operations

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings shall be called by the chairperson of the Committee or, if there is no chairperson, by a majority of the members of the Committee. Meetings may be held telephonically or by other electronic means to the extent permitted by the Company’s organizational documents and applicable law. Committee actions may be taken by unanimous written consent.

The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Committee shall maintain minutes of its meetings and records relating to those meetings.

Committee Authority and Responsibilities

In fulfilling its duties and responsibilities hereunder, the Committee will be entitled to rely reasonably on (a) the integrity of those persons within the Company and the professionals and experts (such as the Company’s independent auditor) from whom it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons and (c) representations made by the Company’s independent auditor as to any services provided by such firm to the Company.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i)the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit.

2.	Review and discuss with management and the independent auditor the annual audit report, the financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” proposed to be included in the Company’s Annual Report on Form 10-K, and recommend to the Board whether the audited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

4.	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

(a)	any significant changes in the Company’s selection or application of accounting principles;

(b)	the Company’s critical accounting policies and practices;

(c)	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

(d)	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

(e)	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management and the independent auditor and, prior to issuance, review and approve the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance to be included in such releases and provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.	Review and discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	In consultation with the Company’s management and independent auditor, review the adequacy of the Company’s internal controls, disclosure processes and the procedures designed to ensure compliance with laws and regulations.

10.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

11.	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Periodically discuss with the independent auditor, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

15.	Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

16.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

17.	To the extent the Audit Committee deems necessary and appropriate, develop and recommend to the Board for approval policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements (the “Related Person Transaction Policy”). Review any Related Person Transaction Policy at least annual and make recommendations to the Board for its approval any changes to that policy. Oversee the implementation of and compliance with any Related Person Transaction Policy, including reviewing, approving or ratifying related person transactions, as appropriate pursuant to the Related Person Transaction Policy.

18.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

19.	Establish procedures (which may be incorporated in the Company’s Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies. Review requests for waivers under the Code of Ethics sought with respect to any executive officer or director. Review annually with the Chairperson of the Board or outside counsel, as appropriate, the scope, implementation and effectiveness of the ethics and compliance program, and any significant deviations by officers and employees from the Code of Ethics or other compliance policies, and other matters pertaining to the integrity of management.

20.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

22.	To the extent that the Company’s securities continue to be listed on an exchange and subject to Rule 10D-1 under the Exchange Act, the Committee shall, with the assistance of management, advise the Board and any other Board committees if the clawback provisions of the Rule are triggered based upon a financial statement restatement or other financial statement change.

23.	Implement and oversee the Company’s cybersecurity and information security policies, and periodically review the policies and managing potential cybersecurity incidents.

24.	Review and approve all payments made to the Company’s officers and directors or its or their affiliates. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Adopted as of _____, 2026.

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